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SECURITIES PURCHASE AGREEMENT

    THIS SECURITIES PURCHASE AGREEMENT (this "Agreement") is made as of this 11th day of June, 2001, by and among ImageX.com, Inc., a Washington corporation (the "Company"), and the investors named in the attached Schedule I (each, an "Investor," and collectively, the "Investors").

    WHEREAS, the Company desires to issue and sell to the Investors, severally and not jointly, and the Investors desire to acquire, severally and not jointly, from the Company shares (the "Shares") of the Company's common stock, par value $0.01 per share ("Common Stock"), and warrants to purchase Common Stock (the "Warrants") (the Shares and the Warrants together, the "Securities") for the per share price of $1.17, for the aggregate consideration specified in Schedule I hereto (the "Purchase Price"), subject to the terms herein; and

    WHEREAS, the Company and the Investors desire to set forth certain matters to which they have agreed relating to the Securities.

    NOW, THEREFORE, in consideration of the premises and the mutual covenants contained in this Agreement, the parties agree as follows:

ARTICLE I

ISSUANCE OF SECURITIES; CLOSING

    SECTION 1.1  Authorization of Securities.  Subject to the terms and conditions of this Agreement, the Company has authorized the issuance of the Securities pursuant to this Agreement.

    SECTION 1.2  Purchase and Sale of Securities.  Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of the Company contained herein, each Investor agrees to purchase from the Company, and the Company agrees to sell to such Investor, on the Closing Date (as hereinafter defined) the aggregate number of Shares and Warrants set forth opposite such Investor's name on Schedule I. The Purchase Price for the Securities, of $1.17 per share, has been determined based on the average closing price of the Common Stock on The Nasdaq Stock Market ("Nasdaq") for the thirty (30) trading days ending on the fifth trading day before the Closing Date.

    SECTION 1.3  Closing; Delivery of the Securities at Closing.  The completion of the purchase and sale of the Securities (the "Closing") shall occur at 1 p.m. local time at the offices of Lane Powell Spears Lubersky LLP, 1420 Fifth Avenue, Suite 4100, Seattle, Washington 98101, on the date of this Agreement, or at such other location, date and time as may be mutually agreed upon by the Company and the Investors purchasing a majority of the Securities (such date being referred to herein as the "Closing Date"). At the Closing, the Company shall deliver to each Investor one or more stock certificates representing the number of Shares set forth opposite such Investor's name on Schedule I hereto and a warrant agreement, substantially in the form attached as Exhibit A, with each such certificate and warrant agreement to be registered in the name of such Investor or, if so indicated on Schedule I hereto, in the name of a nominee designated by such Investor.

    SECTION 1.4  Conditions of the Company's Obligations at Closing.  The Company's obligation to issue the Securities to each Investor shall be subject to the following conditions, any one or more of which may be waived by the Company: (a) receipt by the Company of a certified or official bank check or wire transfer of funds in the full amount of the purchase price for the Shares being purchased hereunder by such Investor at or prior to the Closing Date; (b) the accuracy of the representations and warranties made by such Investor as of the date hereof and on the Closing Date and the fulfillment of those undertakings of such Investor to be fulfilled prior to the Closing; and (c) the Securities to be issued to Investors are not equal to or greater than twenty (20) percent of the issued and outstanding shares of the Company's Common Stock immediately prior to the issuance of the Shares to Investors.

    SECTION 1.5  Conditions of the Investors' Obligations at Closing.  Each Investor's obligation to purchase the Securities shall be subject to the following conditions, any one or more of which may be waived by such Investor: (a) the accuracy of the representations and warranties of the Company as of the date hereof and on the Closing Date; (b) the Investors shall have received an opinion of Lane Powell Spears Lubersky LLP, counsel for the Company, substantially in the form of Exhibit B hereto; (c) the Company shall have obtained any and all consents and waivers necessary for consummation of the transactions contemplated by this Agreement, except for the failure to receive consents and waivers, which in the aggregate, would not have a material adverse effect on the Company, taken as a whole; and (d) with respect to the Closing only, the Company shall have delivered to each Investor a certificate of the Company dated the Closing Date, and executed by its Chief Financial Officer, certifying the satisfaction of the conditions specified in subsections (a) and (c) of this Section 1.5.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

    The Company hereby represents and warrants to each Investor as of the date of this Agreement, except as set forth in the Schedule of Exceptions (the "Schedule of Exceptions") attached to this Agreement as Exhibit C (the sections of which Schedule of Exceptions contain exceptions to and qualifications of the representations and warranties of the Company set forth in the corresponding sections of this Agreement, only to the extent that it is reasonably apparent from the description of such exceptions and qualifications that they reasonably relate to such other sections of this Agreement), as follows:

    SECTION 2.1  Organization and Standing of the Company.  The Company is a corporation duly organized and validly existing under, and by virtue of, the laws of the State of Washington, and the Company has all requisite corporate power and authority to own its properties and assets and to carry on its business as now conducted.

    SECTION 2.2  Capitalization.

    (a)  Authorized.  The Company's authorized capital stock consists of a total of 70,000,000 shares of Common Stock, $0.01 par value per share, and a total of 30,000,000 shares of preferred stock of the Company, $0.01 par value per share ("Preferred Stock").

    (b)  Issued and Outstanding.  As of June 11, 2001, of the authorized shares of Common Stock, 26,513,282 shares of Common Stock were issued and outstanding. Of the authorized shares of Preferred Stock, none are issued and outstanding. All such outstanding shares are validly issued, fully paid, and non-assessable.

    (c)  Options, Warrants, Reserved Shares.  The Company has reserved 769,231 shares of its Common Stock for possible issuance upon the conversion of the Warrants pursuant to the Warrant granted to the Investors on even date herewith.

    SECTION 2.3  Validity of this Agreement.  All corporate action on the part of the Company, its officers and its directors necessary for the authorization, execution and delivery of, and the performance of all obligations of the Company under this Agreement and the authorization, issuance, reservation for issuance and delivery of the Securities being sold under this Agreement has been taken or will be taken prior to the Closing. This Agreement is a valid and binding obligation of the Company enforceable in accordance with its terms, subject, as to enforcement of remedies, to applicable bankruptcy, insolvency, moratorium, reorganization and similar laws affecting creditors' rights generally and to general equitable principles. The execution and delivery by the Company of this Agreement and the performance by the Company of its obligations hereunder and the issuance, sale, and delivery of the Securities, will not (i) conflict with, or result in any breach of any of the terms of, or constitute a default under, the articles of incorporation or bylaws of the Company; or (ii) result in the creation of any lien, charge or encumbrance upon any of the Company's properties or assets, nor conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel or require any notice under any agreement, instrument, covenant, or other restriction or arrangement to which the Company is a party or by which it or any of its properties or assets is bound, except where such lien, charge, encumbrance, conflict, breach or default would not have a material adverse effect on the business, financial condition, properties, operations or results of operations of the Company.

    SECTION 2.4  Governmental Consents, etc.  Except for registrations and authorizations contemplated by Article IV of this Agreement, no consents, approvals, orders, authorizations or registrations, qualifications, designations, declarations or filings with any foreign, federal, state or local governmental authority on the part of the Company (collectively, "Governmental Consents") are required in connection with the consummation of the transactions contemplated herein or performance of the Company's obligations hereunder, and all Governmental Consents shall have been obtained prior to and be effective as of the Closing.

    SECTION 2.5  Valid Issuance of Securities.  The Securities, when issued, sold and delivered in accordance with the terms of this Agreement, will be duly authorized and validly issued, fully paid and nonassessable.

    SECTION 2.6  SEC Documents.  The Common Stock of the Company is registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the Securities and Exchange Commission (the "SEC") pursuant to the reporting requirements of the Exchange Act, including material filed pursuant to Section 13(a) or 15(d) of the Exchange Act (all of the foregoing, including filings incorporated by reference therein, being referred to herein as the "SEC Documents"). The Company has delivered or made available to the Investors true and complete copies of all SEC Documents (including, without limitation, proxy information and solicitation materials and registration statements) filed with the SEC. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder as well as other federal, state and local laws, rules and regulations applicable to such SEC Documents, and none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC or other applicable rules and regulations with respect thereto.

    SECTION 2.7  State Securities Laws.  All notices, filings, registrations, or qualifications under state securities or "blue sky" laws, which are required in connection with the offer, issuance, sale and delivery of the Securities pursuant to this Agreement, have been, or will be, completed by the Company.

    SECTION 2.8  Compliance.  The Company is not in any violation, breach, default, modification or termination of any term of its charter document or its bylaws or any provision of any foreign or domestic state or federal judgment, decree, order, statute, rule or regulation applicable to or binding upon it, which such violation, breach, default, modification or termination, individually or in the aggregate, would have a material adverse effect on the business, financial condition, properties, operations or results of operations of the Company.

    SECTION 2.9  Nasdaq Compliance.  The Company's Common Stock is registered pursuant to Section 12(g) of the Exchange Act and listed on Nasdaq, and the Company has not been contacted by the National Association of Securities Dealers, Inc. ("NASD"), either orally or in writing, concerning potential delisting of the Common Stock from the NASDAQ National Market System.

    SECTION 2.10  Changes.  Included in the Form 10-Q most recently filed by the Company with the SEC is the Company's unaudited balance sheet as of March 31, 2001 (the "Balance Sheet Date").

Except as set forth in Part 2.10 of the Schedule of Exceptions, since the Balance Sheet Date, there has occurred no event which has had or will have a material adverse effect on the Company's current or future business prospects; provided that each of the following shall not be deemed to be a material adverse effect: (i) changes in the Company's stock price or trading volume of the Company's Common Stock; (ii) failure of the Company to meet revenue or earnings predictions or expectations as forecast by analysts for any period ending after December 31, 2000; or (iii) changes affecting the industry in which the Company operates or the U.S. economy as a whole. Further, since the Balance Sheet Date, except as disclosed in Part 2.10 of the Schedule of Exceptions, the Company has not (a) mortgaged, pledged or subjected to a lien any of its material assets, tangible or intangible, (b) sold, transferred or leased a material portion of its assets, (c) cancelled or compromised any material debt or claim, or waived or released any right, of material value, (d) suffered any physical damage, destruction or loss (whether or not covered by insurance) having a material effect, (e) declared or paid any dividends on or made any other distributions with respect to, or purchased or redeemed, any of its outstanding Equity Securities, or (f) suffered or experienced any material adverse change or loss in its business; provided that each of the following shall not be deemed to be a material adverse change or loss: (i) changes in the Company's stock price or trading volume of the Company's Common Stock; (ii) failure of the Company to meet revenue or earnings predictions as forecast by analysts for any period ending after December 31, 2000; or (iii) changes affecting the industry in which the Company operates or the U.S. economy as a whole.

ARTICLE III

REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE INVESTORS

    Each Investor, severally and not jointly, hereby acknowledges, represents, warrants and agrees as follows:

    SECTION 3.1  Investor Representations.  The Investor represents and warrants to, and covenants with, the Company that: (i) the Investor is an "accredited investor" as defined in Regulation D under the Securities Act of 1933 (the "Securities Act") and the Investor is also knowledgeable, sophisticated and experienced in making, and is qualified to make, decisions with respect to investments in shares presenting an investment decision like that involved in the purchase of the Shares, including investments in comparable companies, and has had the opportunity to discuss the Company's business and financial affairs with directors, officers and management of the Company and has requested, received, reviewed and considered all information it deemed relevant in making an informed decision to purchase the Shares. The Investor understands that the transferability of the Shares is restricted, and that such restrictions will be reflected in an appropriate legend on any instruments representing the Shares. The Investor recognizes that an investment in the Company involves certain risks and has taken full cognizance of, and understands all of, the risks related to the purchase of the Shares. It further acknowledges and understands that no federal or state agency has made any recommendation or endorsement of the Shares or any finding or determination as to the fairness of the investment therein.

    SECTION 3.2  Authority of Investor; Validity of this Agreement.  The Investor further represents and warrants to, and covenants with, the Company that (i) the Investor has full right, power, authority and capacity to enter into this Agreement and to consummate the transactions contemplated hereby and has taken all necessary action to authorize the execution, delivery and performance of this Agreement, and (ii) this Agreement constitutes a valid and binding obligation of the Investor enforceable against the Investor in accordance with its terms, subject, as to enforcement of remedies, to applicable bankruptcy, insolvency, moratorium, reorganization and similar laws affecting creditors' rights generally and to general equitable principles.

    SECTION 3.3  Investment Decision by Investor.  The Investor understands that nothing in this Agreement or any other materials presented to the Investor in connection with the purchase and sale of the Shares constitutes legal, tax or investment advice. The Investor has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Shares.

    SECTION 3.4  Residence.  If the Investor is an individual, then the Investor resides in the state or province identified in the address of the Investor set forth on Schedule I; if the Investor is a partnership, corporation, limited liability company or other entity, then the office or offices of the investor in which its investment decision was made is located at the address or addresses of the Investor set forth on Schedule I.

    SECTION 3.5  Confidentiality.  Each Investor acknowledges that the Company is a public company and that it intends to furnish certain information to the Investor that may include "material nonpublic information" within the meaning of the federal securities laws. In consideration of the Company's disclosure to Investor of the information, and to allow the Company to fulfill its obligations under Regulation FD promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), each Investor agrees that, until the information is publicly disclosed by the Company, it will keep the information confidential and that the information will not, without the prior written consent of the Company, be disclosed by the Investor or by its officers, directors, partners, employees, agents, or representatives (collectively, "Representatives") in any manner whatsoever, in whole or in part. Moreover, each Investor agrees to transmit the information only to such of its Representatives who need to know the information, who are informed of this Agreement and who agree to be bound by the terms hereof as if a party hereto. In any event, each Investor shall be fully liable for any breach of this Section 3.5 by its Representatives.

ARTICLE IV

REGISTRATION RIGHTS

    SECTION 4.1  Registration of Shares.

    (a) In order to cause the Shares then held by each Investor, and to cause Common Stock purchased upon exercise of the Warrants (the "Warrant Shares," and together with the Shares, the "Registrable Securities"), to be registered under the Securities Act so as to permit the sale thereof as set forth in this Section 4.1, the Company shall use its best efforts to prepare and file with the SEC on the Closing Date, a registration statement in such form as is then available under the Securities Act (the "Registration Statement"); provided, however, that each Investor shall provide all such information and materials and take all such action as may be required or reasonably requested in order to permit the Company to comply with all applicable requirements of the Securities Act, the Exchange Act, the NASD and Nasdaq and to obtain the desired acceleration of the effective date of the Registration Statement, such provision of information and materials to be a condition precedent to the obligations of the Company pursuant to this Section 4.1 to register the Registrable Securities held by such Investor. The offerings made pursuant to the Registration Statement shall not be underwritten.

    (b) Subject to Sections 4.2 and 4.3 hereof, the Company shall (i) prepare and file with the SEC the Registration Statement in accordance with Section 4.1 hereof with respect to the Registrable Securities and shall use its best efforts to cause the Registration Statement to become effective as soon as possible after the Registration Statement is filed with the SEC; (ii) request acceleration of effectiveness of the Registration Statement within three days after confirmation that the Registration Statement will not be subject to SEC review; (iii) subject to Sections 4.2 and 4.3 below, keep the Registration Statement current at all times until the earlier of (A) four (4) years from the effective date of the Registration Statement, or (B) the date on which all the Registrable Securities included within the Registration Statement may be sold pursuant to an exemption from registration under the Securities Act; (iv) prepare and file with the SEC such amendments to the Registration Statement and amendments or supplements to the prospectuses used in connection therewith as may be necessary to comply with the provisions of the Securities Act with respect to the sale or other disposition of the Registrable Securities registered by the Registration Statement; (v) furnish to each Investor such number of copies of any prospectuses (including any preliminary prospectus and any amended, combined or supplemented prospectus) in conformity with the requirements of the Securities Act, and such other documents, as each Investor may reasonably request in order to effect the offering and sale of the Registrable Securities to be offered and sold, but only while the Company shall be required under the provisions hereof to cause the Registration Statement to remain effective; and (vi) notify each Investor, promptly after it shall receive notice thereof, of the date and time the Registration Statement and each post-effective amendment to such Registration Statement becomes effective or a supplement to any prospectus forming a part of such Registration Statement has been filed.

    SECTION 4.2  Transfer of Securities; Delayed Filing; Suspension.  Each Investor agrees that it will not effect any disposition of the Securities or its right to purchase the Securities that would constitute a sale within the meaning of the Securities Act except as contemplated in the Registration Statement referred to in Section 4.1, and that it will promptly notify the Company of any changes in the information set forth in the Registration Statement regarding the Investor or its plan of distribution of the Securities. Following effectiveness of the Registration Statement, the Company may require each Investor participating in the Registration Statement to furnish to the Company such information regarding the Investor and the distribution of the Securities by such Investor as the Company may from time to time reasonably require for inclusion in the Registration Statement, and the Company may exclude from such Registration Statement the Securities of any Investor that fails to furnish such information.

    SECTION 4.3  Holdback Period.  The Investors shall, upon receipt by them of any written notice from the Company that any fact or event exists as a result of which the Registration Statement, the prospectus included therein, or any document incorporated therein by reference contains or may contain any untrue statement of material fact or omits or may omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, discontinue any disposition of any of the Company Shares in a manner requiring delivery of the prospectus included in the Registration Statement until (i) the Investor has received copies of the supplemented or amended prospectus contemplated by Section 4.1(b), or the Investor has received written advice from the Company that the use of the prospectus contained in the Registration Statement may be resumed, and has received copies of any additional or supplemental filings which are incorporated by reference in such prospectus, and, if so directed by Company, Investors will deliver to Company (at Company's expense) all copies, other than permanent file copies then in such Investor's possession, of the prospectus covering the Company Shares current at the time of receipt of such notice. The period from and including the date of the giving of such notice to and including the date when each Investor shall have either received copies of the supplemented or amended prospectus or received advice from Company that the use of the prospectus contained in the Registration Statement may be resumed is referred to as the "Holdback Period." Company agrees to use all reasonable efforts to minimize the duration and frequency of any Holdback Period hereunder to the extent consistent with Company's financial, strategic, and other business priorities.

    SECTION 4.4  Expenses.  All of the out-of-pocket expenses incurred by the Company in complying with its obligations under this Article IV in connection with the registration of the Registrable Securities, including, without limitation, all SEC, Nasdaq and blue sky registration and filing fees, printing expenses, transfer agents' and registrars' fees, and the reasonable fees and disbursements of the Company's outside counsel and independent accountants shall be paid by the Company. The Company shall not be responsible to pay any legal fees for any Investor or any selling expenses of any Investor (including, without limitation, any broker's fees or commissions, including underwriter commissions).

    SECTION 4.5  Indemnification.  In the event of any offering registered pursuant to this Article IV:

      (a) The Company agrees to indemnify and hold harmless each Investor whose Registrable Securities are included in the Registration Statement, each of its officers, directors and partners and each person controlling such Investor within the meaning of Section 15 of the Securities Act, from and against any losses, claims, damages or liabilities to which such Investor, or any such officer, director, partner or controlling person may become subject (under the Securities Act or otherwise) insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon, any untrue statement of a material fact contained in the Registration Statement or any omission to state therein a fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they are made, not misleading, and the Company will reimburse each such Investor and each of its officers, directors and partners and each person controlling such Investor, as the case may be, for any reasonable legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such loss, claim, damage or liability; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon (i) any untrue statement or omission, made in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Investor specifically for use in the preparation of the Registration Statement, (ii) the failure of such Investor to comply with the covenants and agreements applicable to such Investor contained in Section 4.2, or (iii) any untrue statement or omission made in any prospectus and corrected in an amended prospectus that was delivered to such Investor on a timely basis.

      (b) Each Investor whose Registrable Securities are included in the Registration Statement agrees to indemnify and hold harmless the Company, each of its officers and directors and each person controlling the Company within the meaning of Section 15 of the Securities Act from and against any losses, claims, damages or liabilities to which the Company, or any such officer, director or controlling person may become subject (under the Securities Act or otherwise), insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon, (i) the failure by such Investor to comply with the covenants and agreements applicable to such Investor contained in Section 4.2 respecting the sale of the Securities, unless such failure occurs as a result of Investor's reasonable reliance on the written guidance, advice or direction of the Company, or (ii) any untrue statement of a material fact contained in the Registration Statement or any omission to state therein a fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they are made, not misleading if such untrue statement or omission was made in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Investor specifically for use in the preparation of the Registration Statement, and such Investor will reimburse the Company and each of its officers, directors or controlling persons, as the case may be, for any reasonable legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such loss, claim, damage or liability; provided, however, that any indemnification obligations of such Investor pursuant to this Section 4.5 shall be limited, in the aggregate, to the aggregate net proceeds received by such Investor as a result of the sale of its Securities under the Registration Statement.

      (c) Promptly after receipt by any indemnified person of a notice of a claim or the beginning of any action in respect of which indemnity is to be sought against an indemnifying person pursuant to this Section 4.5, such indemnified person shall notify the indemnifying person in writing of such claim or of the commencement of such action, but the omission to so notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party under this Section 4.5 (except to the extent that such omission materially and adversely affects the indemnifying party's ability to defend such action) or from any liability otherwise than under this Section 4.5. Subject to the provisions hereinafter stated, in case any such action shall be brought against an indemnified person, the indemnifying person shall be entitled to participate therein, and, to the extent that it shall elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, shall be entitled to assume the defense thereof, with counsel reasonably satisfactory to such indemnified person. After notice from the indemnifying person to such indemnified person of its election to assume the defense thereof, such indemnifying person shall not be liable to such indemnified person for any legal expenses subsequently incurred by such indemnified person in connection with the defense thereof, provided, however, that if there exists or shall exist a conflict of interest that would make it inappropriate, in the opinion of counsel to the indemnified person, for the same counsel to represent both the indemnified person and such indemnifying person or any affiliate or associate thereof, the indemnified person shall be entitled to retain its own counsel at the expense of such indemnifying person; provided, further, that no indemnifying person shall be responsible for the fees and expenses of more than one separate counsel (together with appropriate local counsel) for all indemnified parties. In no event shall any indemnifying person be liable in respect of any amounts paid in settlement of any action unless the indemnifying person shall have approved the terms of such settlement; provided that such consent shall not be unreasonably withheld. No indemnifying person shall, without the prior written consent of the indemnified person, effect any settlement of any pending or threatened proceeding in respect of which any indemnified person is or could have been a party and indemnification could have been sought hereunder by such indemnified person, unless such settlement includes an unconditional release of such indemnified person from all liability on claims that are the subject matter of such proceeding.

      (d) If the indemnification provided for in this Section 4.5 is held by a court of competent jurisdiction to be unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and the Investors on the other in connection with the statements or omissions or other matters which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, in the case of an untrue statement or omission, whether the untrue statement or omission relates to information supplied by the Company on the one hand or an Investor on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Investors agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Investors were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any reasonable legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Investor shall be required to contribute any amount in excess of the amount by which the net amount received by such Investor from the sale of the Securities to which such loss relates exceeds the amount of any damages which such Investor has otherwise been required to pay by reason of such untrue statement or omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

      (e) The parties to this Agreement hereby acknowledge that they are sophisticated business persons who were represented by counsel during the negotiations regarding the provisions hereof including, without limitation, the provisions of this Section 4.5, and are fully informed regarding said provisions. They further acknowledge that the provisions of this Section 4.5 fairly allocate the risks in light of the ability of the parties to investigate the Company and its business in order to assure that adequate disclosure is made in the Registration Statement as required by the Securities Act and the Exchange Act.

    SECTION 4.6  Listing.  The Company shall take the necessary steps to comply in all material respects with the requirements of Nasdaq with respect to the issuance of the Shares and the listing thereof.

    SECTION 4.7  Transferability.  The rights in this Article IV may not be transferred or assigned without the prior written consent of the Company.

ARTICLE V

SURVIVAL AND INDEMNIFICATION

    SECTION 5.1  Survival.  Notwithstanding any examination made by or on behalf of any party hereto, the knowledge of any party or the acceptance by any party of any certificate or opinion, the representations and warranties of the Company contained in Article II and of each Investor contained in Article III shall survive the Closing for a period of one year following the Closing, provided, however, that such representations and warranties need only be accurate as of the date made; and each covenant contained herein shall survive the Closing.

    SECTION 5.2  Indemnification.

    (a) The Company shall indemnify each Investor, its stockholders, partners, officers, directors, employees, agents and representatives against any damages, claims, losses, liabilities and expenses (including reasonable counsel fees and expenses) which may be suffered or incurred by any of them as a result of a breach of any representation or warranty made by the Company in Article II of this Agreement.

    (b) Each Investor agrees to indemnify the Company and its stockholders, officers, directors, employees, agents and representatives against any damages, claims, losses, liabilities and expenses (including reasonable counsel fees and other expenses) which may be suffered or incurred by it as a result of any breach of any representation or covenant made by such Investor in Article III of this Agreement; provided, however, that any indemnification obligations of such Investor pursuant to this Agreement shall be limited, in the aggregate, to the net proceeds received by such Investor as a result of the sale of its Securities under the Registration Statement or pursuant to an exemption from registration under the Securities Act.

    (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to this Section 5.2, such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing of the occurrence of the facts and circumstances giving rise to such claim. The failure of any person to deliver the notice required by this Section 5.2(c) shall not in any way affect the indemnifying party's indemnification obligations hereunder except and only to the extent that the indemnifying party is actually prejudiced thereby. In case any such proceeding shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall, jointly with any other indemnifying party similarly notified, assume the defense thereof, with counsel satisfactory to such indemnified party and shall pay as incurred the fees and expenses of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel or pay its own expenses. Notwithstanding the foregoing, the indemnifying party shall pay as incurred the fees and expenses of the counsel retained by the indemnified party in the event (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceedings (including any impleaded parties) include both the indemnifying party and the indemnified party and representations of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent (which shall not be unreasonably withheld) but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.

    (d) Any claim for indemnification pursuant to Sections 5.2(a) or (b) must be made on or before one year following Closing Date.

ARTICLE VI

MISCELLANEOUS

    SECTION 6.1  Notices.  All notices, requests, consents and other communications hereunder shall be in writing, shall be addressed to the receiving party's address set forth below or to such other address as a party designated by notice hereunder, and shall be either (i) delivered by hand, (ii) made by telex, telecopy or facsimile transmission, (iii) sent by overnight courier, or (iv) sent by registered mail, return receipt requested, postage prepaid.

If to an Investor:	The address specified for such Investor on Schedule I.
If to the Company:	ImageX.com, Inc. 10210 N.E. Points Drive, Suite 200 Kirkland, WA 98033 Attention: General Counsel Facsimile: (425) 576-6560
With a copy to:	Lane Powell Spears Lubersky LLP 1420 Fifth Avenue, Suite 4100 Seattle, WA 98101 Attention: Michael E. Morgan Facsimile: (206) 223-7107

All notices, requests, consents and other communications hereunder shall be deemed to have been given (i) if by hand, at the time of the delivery thereof to the receiving party at the address of such party set forth above; (ii) if by telex, telecopy or facsimile transmission, one (1) day after the time that receipt thereof has been acknowledged by electronic confirmation or otherwise; (iii) if sent by overnight courier, on the next business day following the day such notice is delivered to the courier service; or (iv) if sent by registered mail, on the 5th business day following the day such mailing is made.

    SECTION 6.2  Entire Agreement.  This Agreement, including exhibits, or other documents referred to herein or that specifically indicate that they were delivered to the Investors in connection with this Agreement, embodies the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior oral or written agreements and understandings relating to the subject matter hereof. No statement, representation, warranty, covenant or agreement of any kind not expressly set forth in this Agreement shall affect, or be used to interpret, change or restrict, the express terms and provisions of this Agreement.

    SECTION 6.3  Amendments.  The terms and provisions of the Agreement may be modified, amended or waived, or consent for the departure therefrom granted, only by written consent of the Company and the Investors holding at least 50% of the Shares then held by all Investors. Each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given, and shall not constitute a continuing waiver or consent.

    SECTION 6.4  Assignment.  The rights and obligations under this Agreement may not be assigned by any party hereto without the prior written consent of the Company and the Investors holding in the aggregate at least 50% of the Shares then held by all Investors, which consent shall not be unreasonably withheld, except that an Investor may transfer its rights and obligations to an "affiliate" (as such term is defined under Rule 144 of the Securities Act) of such Investor, provided that any such transferee agrees in writing to assume all of the obligations and liabilities of its transferor hereunder and agrees itself to be bound hereby all in accordance with and pursuant to a duly executed written instrument in a form reasonably satisfactory to the Company.

    SECTION 6.5  Benefit.  All statements, representations, warranties, covenants and agreements in this Agreement shall be binding on the parties hereto and shall inure to the benefit of the respective successors and permitted assigns of each party hereto. Nothing in this Agreement shall be construed to create any rights or obligations except among the parties hereto, and no person or entity shall be regarded as a third-party beneficiary of this Agreement.

    SECTION 6.6  Governing Law.  This Agreement and the rights and obligations of the parties hereunder shall be construed in accordance with and governed by the laws of the state of Washington, without giving effect to the conflict of laws principles thereof.

    SECTION 6.7  Severability.  In the event that any court of competent jurisdiction shall determine that any provision, or any portion thereof, contained in this Agreement shall be unreasonable or unenforceable in any respect, then such provision shall be deemed limited to the extent that such court deems it reasonable and enforceable, and as so limited shall remain in full force and effect. In the event that such court shall deem any such provision, or portion thereof, wholly unenforceable, the remaining provisions of this Agreement shall nevertheless remain in full force and effect.

    SECTION 6.8  Headings and Captions.  The headings and captions of the various subdivisions of this Agreement are for convenience of reference only and shall in no way modify, or affect the meaning or constructions of, any of the terms or provisions hereof.

    SECTION 6.9  No Waiver of Rights, Powers and Remedies.  No failure or delay by a party hereto in exercising any right, power or remedy under this Agreement, and no course of dealing between the parties hereto, shall operate as a waiver of any such right, power or remedy of the party. No single or partial exercise of any right, power or remedy under this Agreement by a party hereto, nor any abandonment or discontinuance of steps to enforce any such right, power or remedy, shall preclude such party from other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The election of any remedy by a party hereto shall not constitute a waiver of the right of such party to pursue other available remedies. No notice to or demand on a party not expressly required under this Agreement shall entitle the party receiving such notice or demand to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the party giving such notice or demand to any other or further action in any circumstances without such notice or demand.

    SECTION 6.10  Expenses.  Except as provided in Section 4.3, Section 4.4 or Section 5.2, each party to this Agreement shall bear all expenses incurred in connection with this Agreement, except that the Company shall pay the reasonable fees and expenses of Morrison & Foerster LLP, the counsel for the Investors, incurred with respect to the negotiation and execution of this Agreement, provided that such fees and expenses do not exceed $40,000.

    SECTION 6.11  Brokers.  Each of the parties hereto represents and warrants to the other that no broker, finder or other financial consultant has acted on its behalf in connection with this Agreement or the transactions contemplated hereby in such a way as to create any liability on the other. Each of the parties hereto agrees to indemnify and hold the other harmless from any claim or demand for a commission or for other compensation made by any broker, finder, financial consultant or similar agent claiming to have been employed by or on behalf of such party and to bear the cost of legal expenses incurred in defending against any such claim.

    SECTION 6.12  Public Announcements.  The Company, on the one hand, and the Investors, on the other hand, agree to consult promptly with each other prior to issuing any press release or otherwise making any public statement with respect to this Agreement or the transactions contemplated hereby, agree to provide to the other party for review a copy of any such press release or statement, and shall not issue any such press release or make any such public statement prior to such consultation and review, unless required by applicable law or any disclosure obligations of the SEC or Nasdaq.

    SECTION 6.13  Counterparts.  This Agreement may be executed in one or more counterparts, and by different parties hereto on separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

    SECTION 6.14  Further Assistance.  In case at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement, the Company and each Investor will take such further action as the other party may reasonably request, all at the sole cost and expense of the requesting party (unless the requesting party is entitled to indemnification under Article IV or V).

    IN WITNESS WHEREOF, the Company and the Investors have executed this Securities Purchase Agreement as of the day and year first above written.

IMAGEX.COM, INC.
By:	/s/ ROBIN L. KRUEGER Name: Robin L. Krueger Title: Chief Financial Officer

    IN WITNESS WHEREOF, the Company and the Investors have executed this Securities Purchase Agreement as of the day and year first above written.

ALTA CALIFORNIA PARTNERS II, L.P. By: Alta California Management Partners II, LLC
By:	/s/ DANIEL JANNEY Member
ALTA EMBARCADERO PARTNERS II, LLC
By:	/s/ ELAINE WALKER Member

    IN WITNESS WHEREOF, the Company and the Investors have executed this Securities Purchase Agreement as of the day and year first above written.

ACORN VENTURES IX, LLC
By:	/s/ RUFUS LUMRY Name: Rufus Lumry Title: President of Acorn Ventures, Inc., Manager of Acorn Ventures IX, LLC

    IN WITNESS WHEREOF, the Company and the Investors have executed this Securities Purchase Agreement as of the day and year first above written.

ALCYON S.A. By Princeton Capital Management, Inc., Attorney-in-Fact
By:	/s/ ANN ELMES Ann Elmes Secretary and Treasurer

    IN WITNESS WHEREOF, the Company and the Investors have executed this Securities Purchase Agreement as of the day and year first above written.

ATHENA VENTURES LTD By Princeton Capital Management, Inc., Attorney-in-Fact
By:	/s/ ANN ELMES Ann Elmes Secretary and Treasurer

    IN WITNESS WHEREOF, the Company and the Investors have executed this Securities Purchase Agreement as of the day and year first above written.

DB ALEX BROWN INC. CUSTODIAN FOR THE BENEFIT OF ANNE MARIE BUGGE IRA By Princeton Capital Management, Inc., Attorney-in-Fact
By:	/s/ ANN ELMES Ann Elmes Secretary and Treasurer

    IN WITNESS WHEREOF, the Company and the Investors have executed this Securities Purchase Agreement as of the day and year first above written.

ROBERT C. BUTLER By Princeton Capital Management, Inc., Attorney-in-Fact
By:	/s/ ANN ELMES Ann Elmes Secretary and Treasurer

    IN WITNESS WHEREOF, the Company and the Investors have executed this Securities Purchase Agreement as of the day and year first above written.

DB ALEX BROWN INC. CUSTODIAN FOR THE BENEFIT OF CHAPMAN B. COX R-IRA By Princeton Capital Management, Inc., Attorney-in-Fact
By:	/s/ ANN ELMES Ann Elmes Secretary and Treasurer

    IN WITNESS WHEREOF, the Company and the Investors have executed this Securities Purchase Agreement as of the day and year first above written.

CHAPMAN B. COX, TRUSTEE SYLVIA R. JEFFERSON TRUST By Princeton Capital Management, Inc., Attorney-in-Fact
By:	/s/ ANN ELMES Ann Elmes Secretary and Treasurer

    IN WITNESS WHEREOF, the Company and the Investors have executed this Securities Purchase Agreement as of the day and year first above written.

HUGH A. D'ANDRADE By Princeton Capital Management, Inc., Attorney-in-Fact
By:	/s/ ANN ELMES Ann Elmes Secretary and Treasurer

    IN WITNESS WHEREOF, the Company and the Investors have executed this Securities Purchase Agreement as of the day and year first above written.

MARK R. DUKAS By Princeton Capital Management, Inc., Attorney-in-Fact
By:	/s/ ANN ELMES Ann Elmes Secretary and Treasurer

    IN WITNESS WHEREOF, the Company and the Investors have executed this Securities Purchase Agreement as of the day and year first above written.

EMONT S.A. By Princeton Capital Management, Inc., Attorney-in-Fact
By:	/s/ ANN ELMES Ann Elmes Secretary and Treasurer

    IN WITNESS WHEREOF, the Company and the Investors have executed this Securities Purchase Agreement as of the day and year first above written.

GUARANTEE & TRUST CO. TRUSTEE FOR THE BENEFIT OF JAMES FITZPATRICK PSP DATED 10/5/89 c/o DB Alex Brown Inc. By Princeton Capital Management, Inc., Attorney-in-Fact
By:	/s/ ANN ELMES Ann Elmes Secretary and Treasurer

    IN WITNESS WHEREOF, the Company and the Investors have executed this Securities Purchase Agreement as of the day and year first above written.

JUGGERS PTTY LTD—YES ACCOUNT RALPH WARD AMBLER By Princeton Capital Management, Inc., Attorney-in-Fact
By:	/s/ ANN ELMES Ann Elmes Secretary and Treasurer

    IN WITNESS WHEREOF, the Company and the Investors have executed this Securities Purchase Agreement as of the day and year first above written.

JOANN J. MCLAUCHLAN By Princeton Capital Management, Inc., Attorney-in-Fact
By:	/s/ ANN ELMES Ann Elmes Secretary and Treasurer

    IN WITNESS WHEREOF, the Company and the Investors have executed this Securities Purchase Agreement as of the day and year first above written.

DB ALEX BROWN INC. CUSTODIAN FOR THE BENEFIT OF BARBARA F. WALLACE IRA By Princeton Capital Management, Inc., Attorney-in-Fact
By:	/s/ ANN ELMES Ann Elmes Secretary and Treasurer

    IN WITNESS WHEREOF, the Company and the Investors have executed this Securities Purchase Agreement as of the day and year first above written.

STROLLER TOD WHITE & LINDA WHITE, TRUSTEES T&L WHITE REVOCABLE TRUST DATED 5/11/98 By Princeton Capital Management, Inc., Attorney-in-Fact
By:	/s/ ANN ELMES Ann Elmes Secretary and Treasurer

    IN WITNESS WHEREOF, the Company and the Investors have executed this Securities Purchase Agreement as of the day and year first above written.

DB ALEX BROWN INC. CUSTODIAN FOR THE BENEFIT OF W. DOUGLAS WELLER R-IRA By Princeton Capital Management, Inc., Attorney-in-Fact
By:	/s/ ANN ELMES Ann Elmes Secretary and Treasurer

    IN WITNESS WHEREOF, the Company and the Investors have executed this Securities Purchase Agreement as of the day and year first above written.

NANCYE ALLEN FITZPATRICK By Princeton Capital Management, Inc., Attorney-in-Fact
By:	/s/ ANN ELMES Ann Elmes Secretary and Treasurer

    IN WITNESS WHEREOF, the Company and the Investors have executed this Securities Purchase Agreement as of the day and year first above written.

CONSTANCE J. FITZPATRICK & R. HUGH A. FITZPATRICK JTWROS By Princeton Capital Management, Inc., Attorney-in-Fact
By:	/s/ ANN ELMES Ann Elmes Secretary and Treasurer

    IN WITNESS WHEREOF, the Company and the Investors have executed this Securities Purchase Agreement as of the day and year first above written.

W. H. REAVES & COMPANY FOR THE BENFIT OF WILLIAM H. REAVES By Princeton Capital Management, Inc., Attorney-in-Fact
By:	/s/ ANN ELMES Ann Elmes Secretary and Treasurer

SCHEDULE I

Investors

Name and Address of Investors	Aggregate Number of Shares	Aggregate Number of Warrants	Aggregate Purchase Price
Alta California Partners II, L.P.	3,376,150	607,707	$3,950,096.00
One Embarcadero Center, Suite 4050 San Francisco, CA 94111

Alta Embarcadero Partners II, LLC	42,653	7,678	$49,904.00
One Embarcadero Center, Suite 4050 San Francisco, CA 94111

Acorn Ventures IX, LLC	449,701	80,946	$526,150.00
1309 114th SE, Suite 200 Bellevue, WA 98004

Alcyon S.A.	20,000	3,600	$23,400.00
c/o DB Alex Brown Private Client Division Attn: Jim Tatlow 1635 Market Street, 17th Floor Philadelphia, PA 19103

Athena Ventures LTD	40,000	7,200	$46,800.00
c/o DB Alex Brown Private Client Division Attn: Jim Tatlow 1635 Market Street, 17th Floor Philadelphia, PA 19103

DB Alex Brown Inc. Custodian	10,000	1,800	$11,700.00
For the Benefit of Anne Marie Bugge IRA c/o DB Alex Brown Private Client Division Attn: Jim Tatlow 1635 Market Street, 17th Floor Philadelphia, PA 19103

Robert C. Butler	15,000	2,700	$17,550.00
c/o DB Alex Brown Private Client Division Attn: Jim Tatlow 1635 Market Street, 17th Floor Philadelphia, PA 19103

DB Alex Brown Inc. Custodian	5,000	900	$5,850.00
For the Benefit of Chapman B. Cox R-IRA c/o DB Alex Brown Private Client Division Attn: Jim Tatlow 1635 Market Street, 17th Floor Philadelphia, PA 19103

Chapman B. Cox, Trustee	20,000	3,600	$23,400.00
Sylvia R. Jefferson Trust c/o DB Alex Brown Private Client Division Attn: Jim Tatlow 1635 Market Street, 17th Floor Philadelphia, PA 19103

Hugh A. D'Andrade	15,000	2,700	$17,550.00
c/o DB Alex Brown Private Client Division Attn: Jim Tatlow 1635 Market Street, 17th Floor Philadelphia, PA 19103

Mark R. Dukas	10,000	1,800	$11,700.00
c/o DB Alex Brown Private Client Division Attn: Jim Tatlow 1635 Market Street, 17th Floor Philadelphia, PA 19103

Emont S.A.	20,000	3,600	$23,400.00
c/o DB Alex Brown Private Client Division Attn: Jim Tatlow 1635 Market Street, 17th Floor Philadelphia, PA 19103

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Guarantee & Trust Co., Trustee	20,000	3,600	$23,400.00
For the Benefit of James Fitzpatrick PSP Dated 10/05/89 c/o DB Alex Brown Private Client Division Attn: Jim Tatlow 1635 Market Street, 17th Floor Philadelphia, PA 19103

Juggers PTY LTD—Yes	50,000	9,000	$58,500.00
Account Ralph Ward Ambler c/o DB Alex Brown Private Client Division Attn: Jim Tatlow 1635 Market Street, 17th Floor Philadelphia, PA 19103

Joann J. Mclauchlan	25,000	4,500	$29,250.00
c/o DB Alex Brown Private Client Division Attn: Jim Tatlow 1635 Market Street, 17th Floor Philadelphia, PA 19103

DB Alex Brown Inc. Custodian	10,000	1,800	$11,700.00
For the Benefit of Barbara F. Wallace IRA c/o DB Alex Brown Private Client Division Attn: Jim Tatlow 1635 Market Street, 17th Floor Philadelphia, PA 19103

Stroller Tod White & Linda White,	40,000	7,200	$46,800.00
Trustees T&L White Revocable Trust Dated 5/11/98 c/o DB Alex Brown Private Client Division Attn: Jim Tatlow 1635 Market Street, 17th Floor Philadelphia, PA 19103

3

DB Alex Brown Inc. Custodian	40,000	7,200	$46,800.00
For the Benefit of W. Douglas Weller R-IRA c/o DB Alex Brown Private Client Division Attn: Jim Tatlow 1635 Market Street, 17th Floor Philadelphia, PA 19103

Nancye Allen Fitzpatrick	15,000	2,700	$17,550.00
c/o DB Alex Brown Private Client Division Attn: Jim Tatlow 1635 Market Street, 17th Floor Philadelphia, PA 19103

Constance J. Fitzpatrick &	20,000	3,600	$23,400
R. Hugh A. Fitzpatrick JTWROS c/o DB Alex Brown Private Client Division Attn: Jim Tatlow 1635 Market Street, 17th Floor Philadelphia, PA 19103

W. H. Reaves & Company	30,000	5,400	$35,100.00
for the Benefit of William H. Reaves c/o W.H. Reaves and Co., Inc. Attn: Robert Rahm 10 Exchange Place, 18th Floor Jersey City, NJ 07302

TOTALS:	4,273,504	769,231	$5,000,000.00

4

EXHIBIT A

FORM OF WARRANT

TO PURCHASE SHARES OF COMMON STOCK
OF
IMAGEX.COM, INC.

THE WARRANTS REPRESENTED BY THIS CERTIFICATE AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND NEITHER THESE WARRANTS NOR ANY INTEREST THEREIN MAY BE TRANSFERRED, HYPOTHECATED OR OTHERWISE DISPOSED OF WITHOUT REGISTRATION UNDER THAT ACT OR AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

No.	Warrant to Purchase Shares
June , 2001	of Common Stock, $ Per Share

WARRANT TO PURCHASE COMMON STOCK
of
IMAGEX.COM, INC,
a Washington corporation

Void after the date set forth in the first paragraph hereof

    As of June  , 2001 (the "Issue Date"), this certifies that, for value received,            or its registered assigns ("Holder") is entitled, subject to the terms set forth below, to purchase from ImageX.com, Inc., a Washington corporation (the "Company"),      shares of Common Stock, $0.01 par value, of the Company (such class of stock being referred to herein as "Common Stock"), upon surrender of this Warrant, at the principal office of the Company referred to below, with the subscription form attached hereto duly executed, and simultaneous payment therefor in the consideration specified in Section 1 hereof, at the price of $      per share (the "Exercise Price"). This Warrant may be exercised at the Exercise Price at any time prior to the seventh anniversary of the Issue Date. The shares of Common Stock issued or issuable upon exercise of this Warrant are sometimes referred to as the "Warrant Shares." The term "Warrants" as used herein shall include this Warrant and any warrants delivered in substitution or exchange therefor as provided herein.

    1.  Exercise.

      1.1 Manner of Exercise. This Warrant may be exercised at any time or from time to time, on any business day, for all or part of the full number of Warrant Shares during the period of time described above, by surrendering it at the principal office of the Company at 10210 N.E. Points Drive, Suite 200, Kirkland, Washington 98033, with the subscription form in the form attached hereto duly executed, together with payment for the Warrant Shares to be purchased, payable in cash, cashier's check and/or wire transfer of immediately available funds. Subject to Section 1.2 below, no other form of consideration shall be acceptable for the exercise of this Warrant. A Warrant shall be deemed to have been exercised immediately prior to the close of business on the date of its surrender for exercise together with delivery of payment therefor as provided above, and the person entitled to receive the shares of Common Stock issuable upon such exercise shall be treated for all purposes as the record holder of such shares as of the close of business on such date. As soon as practicable on or after such date, and in any event within 20 days thereof, the Company shall issue and deliver to the person or persons entitled to receive the same a certificate or certificates for the number of shares of Common Stock issuable upon such exercise. Upon any

5

  partial exercise, the Company will issue and deliver to Holder a new Warrant with respect to the Warrant Shares not previously purchased. No fractional shares of Common Stock shall be issued upon exercise of a Warrant. In lieu of any fractional share to which Holder would be entitled upon exercise, the Company shall pay cash equal to the product of such fraction multiplied by the then current fair market value of one share of Common Stock, as determined in good faith by the Company.

      1.2 Net Exercise. In lieu of cash exercising this Warrant, Holder may elect to receive Common Stock equal to the value of this Warrant (or the portion thereof being canceled) by surrender of this Warrant at the principal office of the Company together with notice of such election, in which event the Company shall issue to the Holder hereof a number of shares of Common Stock computed using the following formula:

Y(A-B)
X =	A

      Where:

X =	The number of shares of Common Stock to be issued to the Holder.
Y =	The number of shares of Common Stock purchasable under this Warrant.
A =	The then current fair market value of one share of the Company's Common Stock at the time of exercise.
B =	The Exercise Price (as adjusted to the date of such calculations).

      For purposes of this Section 1.2, the fair market value shall be the closing price of the Company's Common Stock traded on the Nasdaq Stock Market on the most recent business day prior to the date of Exercise.

      1.3 Subsequent Dilutive Issuances. If the Company shall issue, within twelve months after the Issue Date of this Warrant, any Common Stock without consideration or for a consideration per share less than the Exercise Price (the "Additional Stock"), the Exercise Price under this Warrant in effect immediately prior to each such issuance shall forthwith be adjusted to a price equal to the price paid per share for such Additional Stock; provided, however, that Additional Stock shall not include (i) shares of Common Stock and/or options, warrants or other Common Stock purchase rights and the Common Stock issued pursuant to such options, warrants or other rights after the Issue Date to employees, officers or directors of, or consultants or advisors to the Company or any subsidiary pursuant to stock purchase or stock option plans or other arrangements; (ii) shares of Common Stock issued pursuant to the exercise of options or warrants outstanding as of the Issue Date; or (iii) shares of Common Stock and/or options, warrants or other Common Stock purchase rights and the Common Stock issued pursuant to such options, warrants or other rights issued for consideration other than cash pursuant to a merger, consolidation, acquisition, strategic alliance or similar business combination.

    2.  Payment of Taxes. All shares of Common Stock issued upon the exercise of a Warrant shall be duly authorized, validly issued and outstanding, fully paid and non-assessable. Holder shall pay all taxes and other governmental charges that may be imposed in respect of the issue or delivery thereof and any tax or other charge imposed in connection with any transfer involved in the issue of any certificate for shares of Common Stock in any name other than that of the registered Holder of the Warrant surrendered in connection with the purchase of such shares, and in such case the Company shall not be required to issue or deliver any stock certificate until such tax or other charge has been paid or it has been established to the Company's satisfaction that no tax or other charge is due.

    3.  Certain Adjustments.

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      3.1 Adjustments for Dividends in Common Stock. If the Company at any time or from time to time after the Issue Date makes, or fixes a record date for the determination of holders of Common Stock entitled to receive, a dividend payable in additional shares of Common Stock, then and in each such event the Exercise Price then in effect shall be decreased as of the time of such issuance or, in the event such record date is fixed, as of the close of business on such record date, by multiplying the Exercise Price then in effect by a fraction (1) the numerator of which is the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and (2) the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend; provided, however, that if such record date is fixed and such dividend is not fully paid on the date fixed therefor, the Exercise Price shall be recomputed accordingly as of the close of business on such record date and thereafter the Exercise Price shall be adjusted pursuant to this Section 4.2 as of the time of actual payment of such dividends.

      3.2 Stock Split and Reverse Stock Split. If the Company at any time or from time to time after the Issue Date effects a subdivision of the outstanding Common Stock, the Exercise Price then in effect immediately before that subdivision shall be proportionately decreased and the number of shares of Common Stock theretofore receivable upon the exercise of this Warrant shall be proportionately increased. If the Company at any time or from time to time after the Issue Date combines the outstanding shares of Common Stock into a smaller number of shares, the Exercise Price then in effect immediately before that combination shall be proportionately increased and the number of shares of Common Stock theretofore receivable upon the exercise of this Warrant shall be proportionately decreased. Each adjustment under this Section 4.3 shall become effective at the close of business on the date the subdivision or combination becomes effective.

      3.3 Accountants' Certificate as to Adjustment. In each case of an adjustment in the Exercise Price or shares of Common Stock receivable on the exercise of the Warrants, the Company at its expense shall cause independent public accountants of recognized standing selected by the Company to compute such adjustment in accordance with the terms of this Warrant and prepare a certificate setting forth such adjustment and showing the facts upon which such adjustment is based. Any such certificate as prepared by the independent public accountants shall, upon delivery to the Holder, be conclusive evidence of the accuracy of such adjustment.

    4.  Conversion. The Company shall deliver to the Holder notice of a merger, consolidation, acquisition of all or substantially all of the property or stock, reorganization or liquidation of the Company (collectively a "Reorganization"), as a result of which the shareholders of the Company receive cash, stock or other property in exchange for Common Stock, no less than twenty (20) business days before the date scheduled for the Reorganization. Unless the Holder exercises this Warrant as provided in Section 1.1 prior to the date of the Reorganization, this Warrant shall be automatically converted as provided in Section 1.2 upon the effective date of the Reorganization.

    5.  Loss or Mutilation. Upon receipt by the Company of evidence satisfactory to it (in the exercise of reasonable discretion) of the ownership of and the loss, theft, destruction or mutilation of any Warrant (the "Original Warrant") and (in the case of loss, theft or destruction) of indemnity (including the posting of a security bond) satisfactory to it (in the exercise of reasonable discretion), and compliance with the reasonable requirements of the Company's transfer agent, and (in the case of mutilation) upon surrender and cancellation thereof, the Company will execute and deliver in lieu thereof a new Warrant equivalent in all respects to the Original Warrant.

    6.  Reservation of Common Stock. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the exercise

7

of the Warrant, such number of its shares of Common Stock as shall from time to time be sufficient to effect exercise of the Warrant; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect such exercise, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose. The Warrant Shares issuable upon exercise of the Warrants shall be covered by an effective registration statement as provided in the Securities Purchase Agreement between ImageX.com, Inc. and the Investors of even date herewith.

    7.  Notices of Record Date. In the event of (i) any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or (ii) any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company, any merger or consolidation of the Company with or into any other corporation (other than a merger of a wholly owned subsidiary into the Company), or any transfer of all or substantially all of the assets of the Company to any other person or any voluntary or involuntary dissolution, liquidation or winding up of the Company, the Company shall provide to the Holder, at least ten (10) days prior to the record date specified therein, a notice specifying (1) the date on which any such record is to be taken for the purpose of such dividend or distribution and a description of such dividend or distribution, (2) the date on which any such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation or winding up is expected to become effective, and (3) the date, if any, that is to be fixed, as to when the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable upon such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation or winding up.

    8.  Investment Representation and Restriction on Transfer.

      8.1 Securities Law Requirements.

        (a) By its acceptance of this Warrant, Holder hereby represents and warrants to the Company that this Warrant and the Warrant Shares will be acquired for investment for its own account, not as a nominee or agent, and not with a view to the sale or distribution of any part thereof, and that it has no present intention of selling, granting participations in or otherwise distributing the same. By acceptance of this Warrant, Holder further represents and warrants that it does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to any person, with respect to this Warrant or the Warrant Shares.

        (b) By its acceptance of this Warrant, Holder understands that, pending the effectiveness of a registration statement covering the Warrant and the Warrant Shares, this Warrant is not registered under the Securities Act of 1933, as amended (the "Act"), and that, until the effectiveness of such a registration statement, the issuance of this Warrant and the Warrant Shares are exempt from registration under the Act pursuant to Section 4(2) thereof, and that the Company's reliance on such exemption is predicated on Holder's representations and warranties set forth herein.

        (c) By its acceptance of this Warrant, Holder understands that the Warrant and the Warrant Shares may not be sold, transferred, or otherwise disposed of without registration under the Act, or an exemption therefrom, and that in the absence of an effective registration statement covering the Warrant and the Warrant Shares or an available exemption from registration under the Act, the Warrant and the Warrant Shares must be held indefinitely. In particular, Holder is aware that the Warrant and the Warrant Shares may not be sold pursuant to Rule 144 promulgated under the Act unless all of the conditions of Rule 144 are satisfied. Among the conditions for use of Rule 144 are the availability of current information about the

8

    Company to the public, prescribed holding periods which will commence only upon Holder's payment for the securities being sold, manner of sale restrictions, volume limitations and certain other restrictions. By its acceptance of this Warrant, Holder represents and warrants that, in the absence of an effective registration statement covering the Warrant or the Warrant Shares, it will sell, transfer or otherwise dispose of the Warrant and the Warrant Shares only in a manner consistent with its representations and warranties set forth herein and then only in accordance with the provisions of Section 8.1(d).

        (d) By its acceptance of this Warrant, Holder agrees that in no event will it transfer or dispose of any of the Warrants or the Warrant Shares other than pursuant to an effective registration statement under the Act, unless and until (i) Holder shall have notified the Company of the proposed disposition and shall have furnished the Company with a statement of the circumstances surrounding the disposition, and (ii) if requested by the Company, at the expense of the Holder or transferee, it shall have furnished to the Company an opinion of counsel, reasonably satisfactory to the Company, to the effect that (A) such transfer may be made without registration under the Act and (B) such transfer or disposition will not cause the termination or the non-applicability of any exemption to the registration and prospectus delivery requirements of the Act or to the qualification or registration requirements of the securities laws of any other jurisdiction on which the Company relied in issuing the Warrant or the Warrant Shares.

      8.2 Legends; Stop Transfer.

        (a) All certificates evidencing the Warrant Shares shall bear a legend in substantially the following form:

      The securities represented by this certificate have not been registered under the Securities Act of 1933. These securities have been acquired for investment and not with a view to distribution and may not be offered for sale, sold, pledged or otherwise transferred in the absence of an effective registration statement for such securities under the Securities Act of 1933 or an opinion of counsel reasonably satisfactory in form and content to the issuer that such registration is not required under such Act.

        (b) The certificates evidencing the Warrant Shares shall also bear any legend required by any applicable state securities law.

        (c) In addition, the Company shall make, or cause its transfer agent to make, a notation regarding the transfer restrictions of the Warrant and the Warrant Shares in its stock books, and the Warrant and the Warrant Shares shall be transferred on the books of the Company only if transferred or sold pursuant to an effective registration statement under the Act covering the same or pursuant to and in compliance with the provisions of Section 8.

    9.  Notices. All notices and other communications from the Company to the Holder of this Warrant shall be mailed by first-class registered or certified mail, postage prepaid, to the address furnished to the Company by Holder and shall be deemed received five (5) business days after mailing.

    10. Change; Waiver. Neither this Warrant nor any term hereof may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.

    11. Headings. The headings in this Warrant are for purposes of convenience in reference only, and shall not be deemed to constitute a part hereof.

    12. Governing Law. This Warrant is delivered in Washington and shall be construed and enforced in accordance with and governed by the internal laws, and not the law of conflicts, of such State;

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provided however, that to the extent that an issue of determination is one of corporation law, then the Washington Business Corporation Act shall govern.

                      IMAGEX.COM, INC.,
                      a Washington corporation

                      By:

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SUBSCRIPTION FORM
(To be executed only upon exercise of Warrant)

TO: IMAGEX.COM, INC.

The undersigned hereby irrevocably elects to exercise the Warrant delivered herewith pursuant to Section      [fill in 1.1 or 1.2] thereof as to             shares of Common Stock and requests that certificates for such shares (or so many thereof as may be issuable upon this exercise, if this exercise is being made pursuant to Section 1.2 of the Warrant) be issued in the name of and delivered to the undersigned at the address stated below, and, if additional shares remain available for purchase pursuant to the Warrant, the new Warrant evidencing the right to purchase the balance of such shares shall be registered in the name of, and delivered to, the undersigned at the address stated below. The undersigned hereby agrees with and represents to the Company that said shares of Common Stock are acquired for investment and not with a view to, or for sale in connection with, any distribution or public offering thereof within the meaning of the Securities Act of 1933, as amended, and agrees that the exercise of the Warrant and the issuance and transfer of the Common Stock to be purchased are subject to Section 8 of the Warrant.

Payment is enclosed in the amount of $            .

Dated:

HOLDER
By

Its

ADDRESS:

TAX ID:
PHONE:
FACSIMILE:

FORM OF ASSIGNMENT

    FOR VALUE RECEIVED the undersigned, registered owner of this Warrant, hereby sells, assigns and transfers unto the Assignee named below all of the rights of the undersigned under the Warrant, with respect to the number of shares of Common Stock, $0.01 par value, set forth below:

Name of Assignee	Address	No. of Shares

and does hereby irrevocably constitute and appoint            Attorney to make such transfer on the books of ImageX.com, Inc., a Washington corporation, maintained for the purpose, with full power of substitution in the premises.

DATED:
(Signature)
(Witness)

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EXHIBIT B

FORM OF LEGAL OPINION

     June 11, 2001

To the Investors listed on
Schedule I to the Securities Purchase Agreement
dated as of June 11, 2001

Re: ImageX.com, Inc.

Ladies and Gentlemen:

We have acted as counsel for ImageX.com, Inc., a Washington corporation (the "Company"), in connection with the issuance and sale of up to 4,273,504 shares (the "Shares") of common stock, $0.01 par value per share, and warrants to purchase 769,231 shares of common stock (the "Warrants") (the Shares and Warrants together, the "Securities") of the Company, pursuant to the Securities Purchase Agreement, dated as of June 11, 2001 (the "Agreement"), among the Company and the investors listed on Schedule I thereto (the "Investors"). This opinion is furnished to you pursuant to Section 1.5 of the Agreement.

We have examined originals or copies of the following documents, all dated as of June 11, 2001 (unless otherwise indicated, the "Documents"):

  (i)
  the Agreement; and

  (ii)
  the Warrants (as defined in the Agreement).

    Unless otherwise defined herein, terms defined in the Documents shall have the same meanings herein.

In addition, we have examined originals or copies of such records, documents and certificates of public officials and a certificate of Robin Krueger, Chief Financial Officer of the Company, dated June 11, 2001 (the "Opinion Certificate"), made such inquiries of certain officers of the Company and considered such questions of law as we have deemed necessary for the purpose of rendering the opinions set forth herein. With respect to only factual matters material to this opinion, we have relied solely upon and have not independently verified the accuracy of, the representations, warranties and other statements of all parties contained in the Documents and each instrument, certificate and document executed in connection therewith. In rendering this opinion, we have relied upon the Opinion Certificate as to certain factual matters material to this opinion. We have made no independent investigation to verify the accuracy or completeness of the facts described in the Opinion Certificate, but we have no actual knowledge of any such inaccuracy or incompleteness. We have not made any other independent investigations of factual matters.

We have assumed the genuineness of all signatures, the authenticity of all items submitted to us as originals and the conformity to originals of all items submitted to us as copies. In making our examination of the Documents, we have assumed that each party to the Documents (other than the Company) has capacity (with respect to any party that is an individual) and the power and authority (with respect to any party that is not an individual) to enter into the Documents and to perform all of its obligations thereunder, and has duly authorized, executed and delivered such Documents, and that such Documents constitute the legal, valid and binding obligations of such party, enforceable against such party in accordance with its terms. We have further assumed that (i) the execution and performance of the Documents and any other documents executed pursuant thereto, will not violate any law or regulation to which any of the parties thereto (other than the Company) is subject, and will

3

not violate any contract or agreement of any such parties (other than the Company) or to or by which any of such parties may be subject or bound, and (ii) the parties to the Documents have received the consideration to be delivered to them at the Closing pursuant to the terms of the Documents.

Our opinion in paragraph 1 below as to the existence of the Company is based solely on a Certificate of Existence of the Secretary of State of the State of Washington dated June 6, 2001. We have made no independent investigations as to whether the certificate is accurate or complete, but we have no actual knowledge of any such inaccuracy or incompleteness.

We have assumed that no provision of the Documents violates the public policy of any jurisdiction (other than the State of Washington) having a substantial relationship to the transaction contemplated by the Documents, and that no provision of the law of the State of Washington, applicable to the Documents violates the public policy of any such other jurisdiction.

In rendering our opinions expressed in paragraphs 6 and 7 below, we have also relied upon (i) the representations and warranties of the Investors contained in Sections 3.1 through 3.4 of the Agreement, which we have assumed to be true and correct in all respects as of the date hereof, and (ii) the Opinion Certificate. We have made no independent investigation as to whether such representations are accurate or complete.

Our opinions in paragraphs 5(ii) and 7 are based on a review of those laws, rules and regulations which, in our experience, are normally applicable to the transactions of the type contemplated by the Documents.

Whenever our opinion herein with respect to the existence or absence of facts is indicated to be based on our knowledge, it is intended to signify solely that, in the course of our representation of the Company in connection with the transaction referred to in the first paragraph hereof, none of Michael E. Morgan, Thomas F. Grohman or Greg L. Anderson has acquired actual knowledge of the existence or absence of such facts and no information has come to the attention of those individuals that would give us actual knowledge of the existence or absence of such facts. While the above named persons are the principal attorneys who have been actively engaged in the representation of the Company in connection with that matter, other attorneys of the firm have represented and continue to represent the Company on other matters. We have not undertaken any independent investigation to determine the existence or absence of such facts, and no inference as to our knowledge of the existence or absence of such facts should be drawn from the fact of our representation of the Company.

Our opinion is rendered subject to the following specific qualifications, limitations and exclusions:

    (a) The enforceability of obligations and the availability of certain remedies in the Documents are subject to and may be limited by the effect of bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium, or other similar laws of general application, and by legal or equitable principles related thereto, limiting or affecting the enforcement of creditors' rights generally.

    (b) The availability or enforceability of the rights or remedies set forth in the Documents may be limited by equitable principles regardless of whether or not any equitable relief is sought including, without limitation, the availability of specific enforcement, injunctive relief or other equitable remedies, all of which are subject to the discretion of a court of competent jurisdiction.

    (c) Any discretionary authority granted to or exercised by any party to the Documents may be subject to the requirement that such actions or determinations must be taken in good faith and be reasonable under the circumstances, including that any such party act in a commercially reasonable manner in exercising any rights and remedies.

    (d) A Washington court applying Washington law may not strictly enforce certain provisions contained in the Documents, such as provisions (i) waiving broadly or vaguely stated rights or unknown future rights or waivers of remedies or defenses; (ii) exculpating a party from or indemnifying a party

4

against its own misconduct; (iii) varied by course of dealing or performance; (iv) purporting to set evidentiary standards; (v) attempting to limit the enforceability of any statute; (vi) that are contrary to a fundamental policy of the State of Washington; (vii) reserving the right to pursue inconsistent or cumulative remedies or limiting a party's obligations to mitigate damages; (viii) providing for attorneys' fees other than to prevailing parties; (ix) permitting modification of a document only in writing; and (x) which pertain to jurisdiction, venue, service of process or choice of law.

    (e) Notwithstanding any provisions in any of the Documents to the effect that such agreement reflects the entire understanding of the parties with respect to the matters described therein, the courts of the State of Washington may consider extrinsic evidence of the circumstances surrounding the entering into of such agreement to ascertain the intent of the parties in using the language employed in such agreement, regardless of whether or not the meaning of the language used in such agreement is plain and unambiguous on its face, and may determine that additional or supplementary terms can be incorporated into such agreement.

    (f)  We express no opinion herein with respect to the application of or compliance with any federal or state securities (except for our opinions in paragraphs 6 and 7 below), anti-trust, tax, insurance, banking or unfair competition laws, rules or regulations (including without limitation any antifraud statutes, rules or regulations of applicable federal and state laws concerning the issuance or sale of securities, or the filing or notice requirements under any of the foregoing laws, rules or regulations), and for purposes of this opinion have assumed compliance by all parties with such laws, rules and regulations.

Based upon and subject to the foregoing, we are of the opinion that:

  i)
  The Company is a corporation duly organized and validly existing under the laws of the State of Washington.

  ii)
  The Company has the corporate power and authority to execute and deliver and to perform its obligations under the Documents. The Documents have been duly authorized, executed and delivered by the Company and constitute a valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

  iii)
  The authorized capital stock of the Company consists of 70,000,000 shares of common stock, $0.01 par value per share, and 30,000,000 shares of Preferred Stock, $0.01 par value per share. The Securities to be received by each Investor pursuant to the Documents have been duly authorized and, upon issuance and delivery against payment therefor in accordance with the terms of the Documents, will be validly issued, fully paid and nonassessable. The common stock issuable upon exercise of the Warrant has been duly authorized for issuance and validly reserved by all necessary corporate action of the Company and, when issued upon payment therefor in accordance with the terms of the Warrant, will be duly authorized, validly issued, fully paid and nonassessable.

  iv)
  Except as set forth in the Agreement and the Schedule of Exceptions, (a) there are no pre-emptive or similar rights provided for by the Articles of Incorporation or Bylaws or, to our knowledge, any agreement to which the Company is a party, and (b) to our knowledge, there are no rights of first offer or first refusal outstanding to purchase or acquire from the Company any Shares of its capital stock.

  v)
  The execution, delivery and performance by the Company of the obligations contained in the Documents, including the issuance of the Securities as contemplated therein, (i) do not violate any provision of the Articles of Incorporation or the Bylaws of the Company, to our knowledge, (ii) do not violate any Washington law, rule or regulation applicable to the Company and (iii) except as set forth in the Agreement and the Schedule of Exceptions, to

5

    our knowledge, do not violate or constitute a default under the provisions of any judgment, writ, decree, order or material agreement to which the Company is a party.

  vi)
  The offer and sale of the Securities in conformity with the terms of the Documents constitute transactions exempt from the registration requirements of Section 5 of the Securities Act of 1933, as amended (the "Securities Act").

  vii)
  All consents, approvals, orders or authorizations of, and all qualifications, registrations or filings with, any federal or State of Washington governmental authority on the part of the Company required in connection with the consummation of the transactions contemplated by the Documents, except for the filing of a Form D in accordance with Regulation D under the Securities Act, have been made or obtained.

We express no opinion as to matters governed by any laws other than the substantive laws of the State of Washington and the federal laws of the United States of America, in each case which are in effect on the date hereof. We express no opinion as to whether the laws of any particular jurisdiction apply, and no opinion to the extent the laws of any jurisdiction, other than those identified above, are applicable to the subject matter hereof.

This opinion is solely for your benefit and may not be relied on by, nor may copies be delivered to, any other person without our prior written consent.

                      Very truly yours,

                      LANE POWELL SPEARS LUBERSKY, LLP

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EXHIBIT C

SCHEDULE OF EXCEPTIONS
TO THE
SECURITIES PURCHASE AGREEMENT
DATED AS OF JUNE 11, 2001
BY AND AMONG
IMAGEX.COM, INC.
AND
THE INVESTORS NAMED ON SCHEDULE I THERETO

    The following are exceptions to the representations, warranties, covenants and agreements of ImageX.com, Inc. (the "Company") contained in the Securities Purchase Agreement, dated as of June 11, 2001 (the "Agreement"), by and among the Company and the Investors named on Schedule I attached thereto (each an "Investor" and collectively, the "Investors") and should be considered an integral part of the Agreement. The section numbers in this Schedule of Exceptions correspond to the section numbers in the Agreement; provided, however, that any information disclosed herein or in any schedule to the Agreement available to the Investors shall be deemed disclosed and incorporated into any of the sections to which it is related, if a reasonable person would determine that the disclosure contained in such section contains enough information so as to qualify such other representation and warranty. Any terms defined in the Agreement shall have the same meaning when used in the Schedule of Exceptions, unless the context otherwise requires. Notwithstanding any materiality qualifications in any of the Company's representations, warranties, covenants and agreements in the Agreement, for administrative ease, certain items have been included herein which are not considered by the Company to be material to the business or results of operations of the Company and its subsidiaries. The inclusion of any item hereunder shall not be deemed to be an admission by the Company that such item is material to the business, assets or results of operations of the Company, nor shall it be deemed an admission of any obligation or liability to any third party.

None.

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QuickLinks

SECURITIES PURCHASE AGREEMENT
ARTICLE I ISSUANCE OF SECURITIES; CLOSING
ARTICLE II REPRESENTATIONS AND WARRANTIES OF THE COMPANY
ARTICLE III REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE INVESTORS
ARTICLE IV REGISTRATION RIGHTS
ARTICLE V SURVIVAL AND INDEMNIFICATION
ARTICLE VI MISCELLANEOUS
SCHEDULE I Investors
EXHIBIT A FORM OF WARRANT TO PURCHASE SHARES OF COMMON STOCK OF IMAGEX.COM, INC.
EXHIBIT B FORM OF LEGAL OPINION
EXHIBIT C SCHEDULE OF EXCEPTIONS TO THE SECURITIES PURCHASE AGREEMENT DATED AS OF JUNE 11, 2001 BY AND AMONG IMAGEX.COM, INC. AND THE INVESTORS NAMED ON SCHEDULE I THERETO